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EXHIBIT 21

                                                        Jurisdiction or
Name                                                    State of Incorporation
----                                                    ----------------------
Citizens & Northern Bank (A)                            Pennsylvania

Bucktail Life Insurance Company (A)                     Arizona

Citizens & Northern Investment Corporation (A)          Delaware

C&N Financial Services Corporation (B)                  Pennsylvania

(A) Wholly-owned subsidiary of Citizens & Northern Corporation

(B) Wholly-owned subsidiary of Citizens & Northern Bank